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                                                                   EXHIBIT 23.11

                               [NSAI LETTERHEAD]

                                October 15, 1999

MCN Energy Group Inc.
500 Griswold
Detroit, Michigan 48226

RE: DTE Energy Company
     Registration Statement on Form S-4

Ladies and Gentlemen:

     The firm of Netherland, Sewell & Associates, Inc. consents to the use of its name and the information contained in its report dated January 6, 1999, regarding MCN Energy Group Inc.'s oil and gas reserve information as of December 31, 1998 in DTE Energy Company's Registration Statement on Form S-4 and any amendments thereto, filed in conjunction with DTE Energy Company's merger with MCN Energy Group Inc.

     Netherland, Sewell & Associates, Inc. has no interest in MCN Energy Group Inc. or any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Energy Group Inc. We are not employed by MCN Energy Group Inc. on a contingent basis.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.

                                          By:    /s/ FREDERIC D. SEWELL
                                            ------------------------------------
                                            Frederic D. Sewell
                                            President